                                                                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8's) pertaining to the 1984 Stock Option Plan (No. 2-98841, Post Effective Amendment No. 1, dated November 23, 1988), Stock Option Plan for Non-Employee Directors (No. 33-43625, dated November 1, 1991), 1994 Directors' Stock Compensation Plan (No. 33-84032, dated September 13, 1994), Robbins & Myers, Inc. Employee Savings Plan (No. 33-61893, dated August 17, 1995), Robbins & Myers, Inc. 1994 Long-term Incentive Plan (No. 333-00291, dated January 19,
1996), Robbins & Myers, Inc. 1995 Stock Option Plan for Non-employee Directors (No. 333-00293, dated January 19, 1996), Robbins & Myers, Inc. Savings Plan for Union Employees (No. 333-00289, dated February 7, 1996), Robbins & Myers, Inc. 1999 Long-term Incentive Plan (No. 333-35856, dated April 28, 2000), the Registration Statement (Form S-3) pertaining to Investor Stock Purchase Plan (No. 333-31235, dated July 14, 1997) and Post Effective Amendment No. 1, dated August 20, 2003, to the Registration Statement (Form S-3, No. 333-106780) pertaining to an offering of securities to be designated by the Company of our report dated October 5, 2004, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended August 31, 2004.

                                                        /s/ Ernst & Young LLP

Dayton, Ohio
November 4, 2004

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